FORM 10f-3

Record of Securities Purchased
Under the Lehman Brothers Rule 10f-3 Procedures
(Italicized, boldface terms are defined in the
 Rule 10f-3 Procedures)
Name of Fund:  Lehman Brothers First Trust Income Opportunity Fund

Name of Adviser (or Sub-Adviser) Lehman Brothers Asset Management LLC

1. Issuer: Hawker Beechcraft Acquisition Company LLC

2. Date of Purchase: 3/16/2007

3. Underwriter from whom purchased: Goldman, Sachs & Co.

4.
(a)  Affiliated Underwriter managing or participating in syndicate:
Lehman Brothers

(b)  Other members of the underwriting syndicate
(List all or you may attach the first two pages from the final prospectus): See attached prospectus

5. Aggregate principal amount of  purchase: 2,000,000

6. Aggregate principal amount of offering: 300,000,000

7. Total principal amount purchased for the Fund 215,000

8. Purchase price (net of fees and expenses): 100.000

9. Date offering commenced: 3/16/2007

10. Offering price at close of first full business day after offering commenced: 100.000

11. Commission or Gross Spread: 2.50%             $     /unit

12. Yield to Maturity 9.75%

13. Have the following conditions been satisfied?
(Please check all those that apply).

                                                Yes               No
(a)	The securities are (select one):

 (i)	part of a Registered Offering

 (ii)	are part of an issue of Government Securities

 (iii)are Eligible Municipal Securities

 (iv)	are securities sold in an Eligible Foreign Offering or

 (v)	are securities sold in an Eligible Rule 144A Offering?
                                                X
(b)	The securities were purchased prior to the end of the first day on which any sales were made (or if the securities were issued for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated)?

                                                X

(c)	The purchase price paid was not more than the price paid by
each other purchaser of securities in the offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer)?

                                                X

(d)	The responses to (a), (b), and (c) above are based upon
written statement(s) made by the issuer or a syndicate manager, or by an underwriter or seller of the securities through which the purchase was made?

                                                X

(e)	The securities either are Eligible Municipal Securities, or the issuer of the securities and its predecessors have been in continuous operation for not less than three years?

                                                X


(f)	The underwriting was a firm commitment underwriting (if the
underwriters purchased any securities in the underwriting)?

                                                X

(g)	The commission, spread or profit was reasonable and fair in
relation to that being received by others for underwriting similar securities during the same period. (Please also complete the attached Comparables Form.)

                                                X

                                                Yes               No


(h)	The amount of such securities (other than those sold in an
Eligible Rule 144A offering) of any class of the issue of securities purchased by all of the investment companies advised by the Adviser and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase (i) did not exceed 25% of the principal amount of the offering, OR if purchased in an Eligible Rule 144A Offering, the total amount purchased did not exceed 25% of the total of:

	(A) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(i) under the Securities Act of 1933, plus

                                                X

	(B) The principal amount of the offering of such class in any concurrent public offering?

                                                X

(j)   (i) No affiliated underwriter was a direct or indirect
Participant in or beneficiary of the sale OR

                                                X

(ii) With respect to the purchase of Eligible Municipal
Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter.

(k)	Information has or will be timely supplied to the Funds
president and treasurer (or designee) for inclusion on SEC
Form N-SAR and quarterly reports to Trustees?

                                                X

The adviser or sub-adviser attests that the Commission, spread or profit with respect to the transaction described above is reasonable and fair compared to the commission, spread or profit received by others in connection with the underwriting of similar securities during a comparable period of time.

Signature:_________________________________________  Date:

Print Name:________________________________________

RULE 10f-3  COMPARABLES FORM

Name of Issue Purchased by Fund:    Hawker Beechcraft 9.75%
4/1/2017 420122AG8

                           Comparison # 1            Comparison # 2
Security Name
(include cusip)            Rexnord Corp.           Freepport McMoran
                           8.875% 9/1/2016,        8.375% 4/1/2017
                           CUSIP 75524DAE0         CUSIP 35671DAS4

Yield to Maturity         8.875% at 100 +405,    8.375% at 100, +386

Type of Offering
(e.g., registered, 144A) 144A with reg rights         Registered

Date offering commenced     1/31/2007                  3/14/2007

Offering Price at Issue          100                    100

Was an affiliate managing
or a member of the                No                     No
syndicate?(this is not
required and it is preferable
that the comparable not
include an affiliate).


Spread ($) or (%)                2.25%                  2.0%


Note: Minimum of two comparisons must be completed for each purchase.